BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                          New York, New York 10022-305


                                 (212) 856-7000





                                 April 20, 2000


Board of Directors
Discovery Laboratories, Inc.
350 South Main Street, Suite 307
Doylestown, PA 18901

               Re:  Discovery Laboratories, Inc.
                    Public Offering of Common Stock
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

               We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on April 20, 2000, for the registration under the Securities Act of up to 3,846,694 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), including 2,917,784 shares (the "Outstanding Shares") of Common Stock which have been issued and are outstanding, an additional 580,569 shares (the "Class E Warrant Shares")of Common Stock which are issuable upon the exercise of certain Class E warrants (the "Class E Warrants") and an additional 348,341 shares (the "Placement Agent Warrant Shares" and together with the Class E Warrant Shares the "Warrant Shares")of Common Stock which are issuable upon the exercise of certain placement agent warrants (the "Placement Agent Warrants"). The Shares are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by certain selling stockholders (the "Selling Stockholders") named in the Registration Statement. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.



942192.1

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                                                                               2

Board of Directors
Discovery Laboratories, Inc.


               In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including without limitation, the Company's Restated Certificate of Incorporation and the Company's Bylaws and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

               In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

               We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

               Based on and subject to the foregoing, we are of the opinion that: (i) the Outstanding Shares offered by the Selling Stockholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and nonassessable and (ii) the Warrant Shares offered by the Selling Stockholders pursuant to the Registration Statement have been duly authorized for issuance pursuant to the Class E Warrants and the Placement Agent Warrants, and when issued and delivered in the manner described in the Class E Warrants and the Placement Agent Warrants will be validly issued, fully paid and nonassessable.

               We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.



942192.1

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                                                                               3

Board of Directors
Discovery Laboratories, Inc.

                                                   Very truly yours,

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